Filed pursuant to Rule 424(b)(7)

Registration No. 333-230289

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Class A Common Stock, par value $0.0001 per share	20,421,669	$235.99	$4,819,309,667.31	$525,786.68

(1)

Estimated solely for the purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(r) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported on the Nasdaq Global Select Market, for our shares of Class A common stock on May 6, 2021.

PROSPECTUS SUPPLEMENT

(To prospectus dated March 14, 2019)

20,421,669 Shares of Class A Common Stock

This prospectus supplement relates to the offer and sale of 20,421,669 shares of our Class A common stock, par value $0.0001 per share, by the selling stockholders named herein. The selling stockholders (which term as used herein, includes their respective transferees, pledgees, distributees, donees, and successors) acquired these shares from us in a private transaction pursuant to an Agreement and Plan of Merger, dated March 3, 2021, by and among us, Ardbeg Merger Sub, Inc., Auth0, Inc., and Fortis Advisors LLC, as the securityholder representative.

The selling stockholders may offer and sell or otherwise dispose of the shares of Class A common stock described in this prospectus supplement from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions, and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See the section titled “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of Class A common stock.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our Class A common stock is listed on the Nasdaq Global Select Market under the trading symbol “OKTA.” On May 7, 2021, the last reported sale price of our Class A common stock was $237.27 per share.

Investing in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-3 of this prospectus supplement, as well as under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 10, 2021.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in the prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in the section titled “Where You Can Find More Information” on page S-12 of this prospectus supplement and page 18 of the accompanying prospectus.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Unless the context otherwise requires, the terms “Okta,” “the Company,” “we,” “us,” and “our” in this prospectus supplement refer to Okta, Inc. and its consolidated subsidiaries.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding whether to purchase our Class A common stock, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, as well as the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will,” or the negative of these terms or other similar expressions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus and the documents incorporated by reference. These factors include, among other things:

•	our future financial performance, including our revenue, costs of revenue, gross profits, margins and operating expenses;

•	the impact of the global COVID-19 pandemic on our business and operations;

•	trends in our key business metrics;

•	our growth strategy and ability to compete;

•	the sufficiency of our cash and cash equivalents, investments and cash provided by sales of our products and services to meet our liquidity needs;

•	market or other opportunities arising from business combinations;

•	our ability to maintain the security and availability of our internal networks and platform;

•	our ability to increase our number of customers;

•	our ability to sell additional products to and retain our existing customers;

•	our ability to successfully expand in our existing markets and into new markets;

•	our ability to effectively manage our growth and future expenses;

•	our ability to expand our network of channel partners;

•	our ability to form and expand partnerships with independent software vendors and system integrators;

•	our ability to introduce new products, enhance existing products and address new use cases;

•	our ability to add new integration partners;

•	our ability to grow our international business;

•	our ability to maintain, protect and enhance our intellectual property;

•	our ability to comply with modified or new laws and regulations applying to our business;

•	the attraction and retention of qualified employees and key personnel;

•	our anticipated investments in sales and marketing and research and development;

•

our ability to comply with modified or new laws and regulations applying to our business, including the General Data Protection Regulation and other privacy regulations that may be implemented in the future;

•	the impact of recent accounting pronouncements on our financial statements;

•	our ability to successfully defend litigation brought against us; and

•	our ability to successfully integrate and realize the benefits of strategic acquisitions or investments, including Auth0, Inc. (“Auth0”).

These risks are not exhaustive. Other sections of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

We intend to continue to evaluate and consider potential strategic transactions, including acquisitions of companies of similar or larger size than Auth0, and such acquisitions may include the issuance of our Class A common stock as consideration, resulting in dilution to existing stockholders. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or to changes in our expectations.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that our actual future results, levels of activity, performance, and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

All of the shares of Class A common stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the Class A common stock by the selling stockholders. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares to be sold by the selling stockholders, including registration, listing fees, printers and accounting fees, and fees and disbursements of counsel (collectively, the “Registration Expenses”). Other than Registration Expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees, or other similar expenses payable with respect to sales of shares.

SELLING STOCKHOLDERS

We have prepared this prospectus supplement to allow the selling stockholders to offer and sell from time to time up to 20,421,669 shares of our Class A common stock for their own account. We are registering the offer and sale of the shares beneficially owned by the selling stockholders to satisfy certain registration obligations in connection with our acquisition of Auth0 (the “Merger”). Pursuant to the Agreement and Plan of Merger, dated March 3, 2021 (the “Merger Agreement”), we have agreed to keep the registration statement of which this prospectus supplement forms a part effective until the earlier of (i) May 3, 2022, (ii) the date on which all of the shares have been sold pursuant to the registration statement or otherwise, (iii) the date on which all of the shares may be transferred pursuant to Rule 144 under the Securities Act or another similar exemption under the Securities Act without volume restrictions, or (iv) the date on which all of the shares cease to be outstanding.

The following table sets forth (i) the name of each selling stockholder, (ii) the number of shares beneficially owned by each of the respective selling stockholders, including the shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights, (iii) the number of shares that may be offered under this prospectus supplement, and (iv) the number of shares of our Class A common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling stockholders regarding the sale or other disposition of any shares. Except as disclosed in the footnotes to the table below, to our knowledge, none of the selling stockholders listed in the table below has, or during the three years prior to the date of this prospectus supplement has had, any position, office, or other material relationships with us or any of our affiliates.

The information set forth in the table below is based upon information obtained from the selling stockholders. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 125,056,408 shares of Class A common stock outstanding as of April 30, 2021, and includes the issuance of 20,469,195 shares of Class A common stock upon the closing of the Merger on May 3, 2021.

As used in this prospectus supplement, the term “selling stockholders” includes the selling stockholders listed in the table below and any of their transferees, pledgees, distributees, donees and successors.

	Beneficial Ownership Prior to This Offering				Beneficial Ownership After This Offering
Name of Selling Stockholder	Class A Shares	Class B Shares	% of Class A Outstanding Before This Offering	Number of Class A Shares	Class A Shares	Class B Shares	% of Class A Outstanding After This Offering
Entities Affiliated with Bessemer Venture Partners(1)	4,929,497	—	3.4%	4,929,497	—	—	*
Entities Affiliated with Sapphire Ventures(2)	2,348,789	—	1.6%	2,348,789	—	—	*
Entities Affiliated with Trinity Ventures(3)	2,097,742	—	1.4%	2,097,742	—	—	*
Tokens Ventures Ltd.(4)	1,912,702	—	1.3%	1,912,702	—	—	*
Carlos Pace	1,370,051	—	*	1,370,051	—	—	*
Entities Affiliated with Meritech Capital(5)	1,196,125	—	*	1,196,125	—	—	*
Entities Affiliated with K9 Ventures II, L.P.(6)	1,016,015	—	*	1,016,015	—	—	*
Salesforce Ventures LLC	929,060		*	929,060
WiL Fund II, L.P.(7)	687,689	—	*	687,689	—	—	*

	Beneficial Ownership Prior to This Offering				Beneficial Ownership After This Offering
Name of Selling Stockholder	Class A Shares	Class B Shares	% of Class A Outstanding Before This Offering	Number of Class A Shares	Class A Shares	Class B Shares	% of Class A Outstanding After This Offering
Entities Affiliated with Bessemer Trust Company, N.A.(8)	377,906	—	*	377,906	—	—	*
J-0 2019 Irrevocable Trust	298,592	—	*	98,592	200,000	—	*
J-1 2019 Irrevocable Trust	298,592	—	*	98,592	200,000	—	*
J-2 2019 Irrevocable Trust	298,592	—	*	98,592	200,000	—	*
R-0 2019 Irrevocable Trust	298,592	—	*	98,592	200,000	—	*
R-1 2019 Irrevocable Trust	298,592	—	*	98,592	200,000	—	*
R-2 2019 Irrevocable Trust	298,592	—	*	98,592	200,000	—	*
Entities Affiliated with Capital Partners(9)	236,637	—	*	236,637	—	—	*
Entities Affiliated with Deutsche Telekom(10)	180,762	—	*	180,762	—	—	*
Gelsey Family Trust FBO Elinor Jane Gelsey	123,241	—	*	123,241	—	—	*
Gelsey Family Trust FBO Katherine Alice Gelsey	123,241	—	*	123,241	—	—	*
Entities Affiliated with Founders Circle Capital(11)	89,471	—	*	89,471	—	—	*
Federico Jack	86,895	—	*	86,895	—	—	*
Andrew Gelsey	86,283	—	*	86,283	—	—	*
Eugenio Pace August 2019 3-Year GRAT	83,021	—	*	83,021	—	—	*
Magdalena Bargero August 2019 3-Year GRAT	83,021	—	*	83,021	—	—	*
Mark Olson	80,515	—	*	80,515	—	—	*
David Wilner	77,934	—	*	77,934	—	—	*
Natarajan and Enand Revocable Trust	69,459	—	*	69,459	—	—	*
Arvindra Sehmi	64,711	—	*	64,711	—	—	*
Matias Woloski	53,843	—	*	53,843	—	—	*
Jose Romaniello	49,296	—	*	49,296	—	—	*
SFPVC, LLC	47,343	—	*	47,343	—	—	*
All other selling stockholders(12)	1,449,330	—	*	1,428,868	20,462	—	*
All selling stockholders	21,642,131	—	14.9%	20,421,669	1,220,462	—	*

*	Denotes less than 1%.
(1)

Consists of 2,535,630 shares of Class A common stock held by Bessemer Venture Partners VIII Institutional L.P., or Bessemer VIII Institutional, 2,108,378 shares of Class A common stock held by Bessemer Venture Partners VIII L.P., or Bessemer VIII, 182,085 shares of Class A common stock held by Bessemer Venture Partners Century Fund Institutional L.P., or Bessemer Century Institutional, 28,856 shares of Class A common stock held by Bessemer Venture Partners Century Fund L.P., or Bessemer Century and 74,548 shares of Class A common stock held by Quantum Eight 100 LLC, or Quantum Eight 100. Quantum Eight 100 is a single member limited liability company. The sole member of Quantum Eight 100 is Bessemer Century Institutional. Deer VIII & Co. L.P., or Deer VIII L.P., is the general partner of Bessemer VIII Institutional and Bessemer VIII. Deer VIII & Co. Ltd., or Deer VIII Ltd., is the general partner of Deer VIII L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter and Robert M. Stavis are the directors of Deer VIII Ltd. and hold the voting and dispositive power for Bessemer VIII Institutional and Bessemer VIII. Investment and voting decisions with respect to the shares held by Bessemer VIII Institutional and Bessemer VIII are made by the directors of Deer VIII Ltd. acting as an investment committee. Deer X & Co. L.P., or Deer X L.P., is the general partner of Bessemer Century Institutional and Bessemer Century. Deer X & Co. Ltd., or Deer X Ltd., is the general partner of Deer X L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter, Adam Fisher, Brian Feinstein, Alex Ferrara, Stephen Kraus and Ethan Kurzweil are the directors of Deer X Ltd. and hold the voting and dispositive power for Bessemer Century Institutional and Bessemer Century. Investment and voting decisions with respect to the shares held by Bessemer Century Institutional and Bessemer Century are made by the directors of Deer X Ltd. acting as an investment committee. The address for each of the entities and individuals listed in this footnote is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

(2)

Consists of 769,142 shares of Class A common stock held by Sapphire Opportunity Fund, L.P. (“SAP OP LP”) and 1,579,647 shares of Class A common stock held by Sapphire Ventures Fund III, L.P. (“SAP III LP”). Sapphire Opportunity (GPE) I, L.L.C. (“SAP OP GP”) is the general partner of SAP OP LP and Sapphire Ventures (GPE) III, LLC (“SAP III GP”) is the general partner of SAP III LP. Nino N. Marakovic, David A. Hartwig, Andreas Weiskam, R. Douglas Higgins, and Jayendra Das are managing members of SAP III GP. Nino N. Marakovic, Rajeev Dham, Paul Levine, Anders Ranum, Kevin Diestel, Jayendra Das are managing members of SAP OP GP. The managing members of SAP OP GP and SAP III GP may be deemed to share voting and investment power with respect to the shares held by SAP OP LP and SAP III LP. The managing members each disclaim beneficial ownership of the securities reported herein, except to the extent of his or her pecuniary interest therein. The address of each of the foregoing entities is Sapphire Ventures, 801 W. 5th St., Ste 100, Austin, TX 78703.

(3)

Consists of (i) 2,054,979 shares of Class A common stock held directly by Trinity Ventures XII, L.P., (ii) 26,936 shares of Class A common stock held directly by Trinity XII Entrepreneurs’ Fund, L.P. and (iii) 15,827 shares of Class A common stock held directly by Trinity XII Side-By-Side Fund, L.P. Trinity TVL XII, LLC is the general partner of Trinity Ventures XII, L.P., Trinity XII Entrepreneurs’ Fund, L.P. and Trinity XII Side-By-Side Fund, L.P. (the “Trinity Entities”), and the management members of Trinity TVL XII, LLC share voting and dispositive power over the shares held by each of the Trinity Entities. The management members of Trinity TVL XII, LLC are Ajay Chopra, Nina C. Labatt, Patricia Nakache, Lawrence K. Orr and Ramakrishna Venkata Satyavolu. The address of each of the foregoing entities is 2480 Sand Hill Road #200, Menlo Park, CA 94025.

(4)

Consists of 1,912,702 shares of Class A common stock held by Tokens Ventures Ltd. Matias Woloski is a director of Tokens Ventures Ltd. and exercises voting and investment control over the shares held by the Tokens Ventures Ltd. The address for each of the entities and individuals listed in this footnote is Edificio Tiburon 3 Parada 9, Apartment 601, Punta del Este (20100), Uruguay.

(5)

Consists of 1,162,282 shares of Class A common stock held of record by Meritech Capital Partners V, L.P. and 33,843 shares of Class A common stock held of record by Meritech Capital Affiliates V L.P. Meritech Capital Associates V L.L.C. is the general partner of Meritech Capital Affiliates V L.P. and Meritech Capital Partners V, L.P., and exercises voting and investment control over the shares held by Meritech Capital Affiliates V L.P. and Meritech Capital Partners V, L.P. Paul Madera, Robert D. Ward, George Bishoff, Michael Gordon and Craig Sherman are the managing members of Meritech Capital Associates V L.L.C. and exercise voting and investment control over the shares held by Meritech Capital Affiliates V L.P. and Meritech Capital Partners V, L.P. The address for each of the entities and individuals listed in this footnote is 245 Lytton Avenue, Suite 125, Palo Alto, CA 94301.

(6)

Consists of 1,016,015 shares of Class A common stock held by K9 Ventures II, L.P. K9 Ventures II GP, LLC is the general partner of K9 Ventures II, L.P Manu Kumar is the managing director of K9 Ventures II GP, LLC and exercise voting and investment control over the shares held by K9 Ventures II, L.P. The address for each of the entities listed in this footnote is 837 Garland Drive, Palo Alto, CA 94303.

(7)

Consists of 687,689 shares of Class A common stock held directly by WiL Fund II, L.P. WiL LLC is the management company of WiL Fund II, L.P. Gen Isayama and Masataka Matsumoto are directors of WiL, LLC. Each of Mr. Isayama and Mr. Matsumoto disclaim beneficial ownership of the shares reported herein except to the extent of his respective pecuniary interest therein. The address for each of the entities and individuals listed in this footnote is 102 University Avenue, 1A, Palo Alto, CA, 94301.

(8)

Consists of (i) 188,953 shares of Class A common stock held by The Clarus Trust and (ii) 188,953 shares of Class A common stock held by The Fortis Trust, for which Bessemer Trust Company, N.A. serves as trustee and exercises voting and investment control. The address for each of the entities listed in this footnote is 601 Union Street, Suite 4500, Seattle, WA 98101.

(9)

Consists of 236,637 shares of Class A common stock directly held by Capital Partners III, L.P. Aaron Gershenberg, Beau Laskey and Sulu Mamdani are managing directors of the general partner of Capital Partners III, L.P. and exercise voting and investment control over the shares held by Capital Partners III, L.P. The address for each of the entities and individuals listed in this footnote is 2770 Sand Hill Road, Menlo Park, CA 94025.

(10)

Consists of (i) 136,632 shares of Class A common stock held by Deutsche Telekom Capital Partners Venture Fund II GmbH & Co. KG and (ii) 44,130 shares of Class A common stock held by Deutsche Telekom Capital Partners Venture Fund II Parallel GmbH & Co. KG (together with Deutsche Telekom Capital Partners Venture Fund II GmbH & Co. KG, the “Deutsche Telekom Entities”). Vincente Vento is the Chief Executive Officer and a managing director of the Deutsche Telekom Entities, Thorsten Langheim is Chairman of the Deutsche Telekom Entities and Raphael Kuebler is an investment committee member of the Deutsche Telekom Entities and each may be deemed to exercise voting and investment control over the shares held by the Deutsche Telekom Entities. Each of Mr. Vento, Mr. Langheim and Mr. Kuebler disclaim beneficial ownership of the shares reported herein except to the extent of his respective pecuniary interest therein. The address for each of the entities and individuals listed in this footnote Am Sandtorpark 2, Hamburg, 20457 DE.

(11)

Consists of (i) 4,387 shares of Class A common stock held by Founders Circle Capital II Affiliates Funds, L.P. and (ii) 85,084 shares of Class A common stock held by Founders Circle Capital II, L.P (together with Founders Circle Capital II Affiliated Funds, L.P., the “Founders Circle Entities”). Founders Circle Management II, LLC is the general partner of the Founders Circle Entities. Kenneth M. Loveless and Michael K. Jung are the managing members of Founders Circle Management II, LLC and may be deemed to share voting and investment power with respect to the shares held by the Founders Circle Entities. The address for each of the entities and individuals listed in this footnote is 199 South Bascom Avenue, #700, Campbell, CA 95008.

(12)	Certain of the selling stockholders are currently our employees following our acquisition of Auth0.

PLAN OF DISTRIBUTION

We are registering the shares of Class A common stock held by the selling stockholders to be sold from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock.

Each selling stockholder of the Class A common stock and any of its transferees, pledgees, distributees, donees, and successors may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the Class A common stock or any other stock exchange, market, or trading facility on which the Class A common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners or shareholders;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such Class A common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may elect to make an in-kind distribution of their shares of Class A common stock to their respective members, partners, or stockholders. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradeable shares of our Class A common stock pursuant to the distribution through a registration statement.

The selling stockholders may also sell the shares of Class A common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.

The selling stockholders also may transfer the shares of Class A common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

Pursuant to the terms of the Merger Agreement, selling stockholders are subject to certain lock-up restrictions (the “Lock-up Restrictions”) with respect to 75% of the Class A common stock received as consideration in connection with the Merger (the “Lock-up Stock”) for a period of up to 90 days following the date of this prospectus supplement. The Lock-up Restrictions provide that one-third of the Lock-up Stock received by the Company’s stockholders will be released from such Lock-up Restrictions upon each of 30, 60, and 90 days following the date of the this prospectus supplement. The Lock-up Restrictions include certain customary exceptions for transfers during the applicable lock-up period.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of Class A common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Class A common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The selling stockholders may also sell Class A common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement.

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Class A common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of Class A common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of Class A common stock may not simultaneously engage in market making activities with respect to the Class A common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A common stock by the selling stockholders or any other person. We will make copies of this prospectus supplement available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Latham & Watkins LLP, Menlo Park, California, will pass upon the validity of the shares of Class A common stock offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at investor.okta.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Our website address is www.okta.com. Information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which the prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38044):

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, filed with the SEC on March 4, 2021;

•

the portions of our Proxy Statement pursuant to Section 14(a) of the Exchange Act for our 2021 Annual Meeting of Stockholders, filed with the SEC on May 6, 2021, that are incorporated by reference in the Annual Report on Form 10-K;

•	our Current Report on Form 8-K filed with the SEC on March 3, 2021 (excluding Item 7.01 therein);

•

the description of our common stock and preferred stock as set forth in Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, filed with the SEC on March 4, 2021; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

We will provide without charge to each person to whom a prospectus supplement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Okta, Inc.

Attn: General Counsel

100 First Street, Suite 600

San Francisco, CA 94105

(888) 722-7871

PROSPECTUS

Class A Common Stock

Preferred Stock

Senior Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, Class A common stock, preferred stock, senior debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

In addition, certain selling securityholders to be identified in a prospectus supplement may use this prospectus from time to time to offer shares of Class A common stock. Specific terms of these securities will be provided in supplements to this prospectus.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “OKTA.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 3 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

You should rely only on the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement, and any free writing prospectus we authorize for use in connection with the applicable offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein or therein and any free writing prospectus we have authorized for use in connection with the applicable offering is accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus, the accompanying prospectus supplement and any authorized free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information in any accompanying prospectus supplement or incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. See “Incorporation of Certain Documents by Reference” in this prospectus.

This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and any free writing prospectus we authorize for use in connection with the applicable offering may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to risks and uncertainties. These forward-looking statements include statements concerning, among other things, our business strategy (including anticipated trends and developments in, and management plans for, our business and the markets in which we operate), financial results, results of operations, revenues, gross margins, operating expenses, products, projected costs and capital expenditures, research and development programs, sales and marketing initiatives and competition. In some cases, you can identify these statements by forward-looking words, such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Such forward-looking statements included or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus are based on information available to us as of the date such statements were made and our then-current expectations about future events, which are inherently subject to change and involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those expressed or implied by these statements due to various factors, including but not limited to the factors discussed under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 and under the heading “Risk Factors” in this prospectus.

We do not undertake any obligation to update any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement or any applicable free writing prospectus, whether as a result of new information, future events, or otherwise, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

THE COMPANY

Okta is the leading independent identity management platform for the enterprise. The Okta Identity Cloud is our category-defining platform that enables our customers to securely connect people to technology, anywhere, anytime and from any device. Every day, millions of people use Okta to securely access a wide range of cloud, mobile and web applications, IT infrastructure providers and services from a multitude of devices. Employees and contractors sign into the Okta Identity Cloud to seamlessly and securely access the applications they need to do their most important work. Organizations use our platform to collaborate with their partners, and to provide their customers with more modern experiences online and via mobile devices. Developers leverage our platform to securely embed identity into their software. Our approach allows our customers to simplify and scale their IT and security infrastructures more efficiently as the number of users, devices, clouds and other technologies in their ecosystem grows.

We were incorporated in 2009 as Saasure Inc., a California corporation, and were later reincorporated in 2010 under the name Okta, Inc. as a Delaware corporation. Our principal executive offices are located at 100 First Street, Suite 600, San Francisco, California 94105, and our telephone number is (888) 722-7871. Our website address is www.okta.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in any prospectus supplement and in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended January 31, 2019, which is on file with the SEC and is incorporated herein by reference and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities offered by any selling securityholders under this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 1,000,000,000 shares of Class A common stock, $0.0001 par value per share, 120,000,000 shares of Class B common stock, $0.0001 par value per share, and 100,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law. Our board of directors is authorized, without stockholder approval except as required by the listing standards of NASDAQ, to issue additional shares of our capital stock.

Class A Common Stock and Class B Common Stock

As of January 31, 2019, 101,093,322 shares of our Class A common stock and 11,059,181 shares of our Class B common stock were outstanding.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our Class A common stock are entitled to one vote for each share, and holders of our Class B common stock are entitled to 10 votes per share, on all matters submitted to a vote of stockholders. The holders of our Class A common stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our amended and restated certificate of incorporation. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

•

if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•

if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

We do not provide for cumulative voting for the election of directors in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation and amended and restated bylaws establish a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class are subject to election by a plurality of the votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and Class B common stock, together as one class, and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to an aggregate of 100,000,000 shares of undesignated preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock and Class B common stock.

Options

As of January 31, 2019, we had outstanding options to purchase an aggregate of (i) 16,943,457 shares of Class B common stock with a weighted-average exercise price of $7.86 and (ii) 860,337 shares of Class A common stock with a weighted-average exercise price of $34.76.

Restricted Stock Units

As of January 31, 2019, we had 4,835,536 shares of our Class A common stock subject to outstanding restricted stock units under our 2017 Plan.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

•

Dual Class Stock. As described above in “—Class A Common Stock and Class B Common Stock—Voting Rights,” our amended and restated certificate of incorporation provides for a dual class common stock structure, which provides our Class B common stockholders with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company of its assets.

•

Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions may prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors and promote continuity of management.

•

Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors, the Chairperson of our board of directors or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provides advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specifies certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

•	Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

•

Amendment of Charter Provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation would require approval by holders of at least two-thirds of the voting power of our then outstanding common stock.

•

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, MA 02021.

Listing

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “OKTA.”

DESCRIPTION OF SENIOR DEBT SECURITIES

We may issue senior debt securities, including senior convertible debt, in one or more series. While the terms we have summarized below will apply generally to any future senior debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any senior debt securities offered through that prospectus supplement or free writing prospectus. The terms of any senior debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We will evidence each series of senior debt securities we will issue by a senior indenture that we enter into with a trustee. We will indicate the name and address of the trustee in the prospectus supplement relating to the particular series of senior debt securities being offered. We have filed a form of senior indenture as an exhibit to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of senior debt securities containing the terms of the senior debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, whenever we refer to the “indenture,” we also are referring to any supplemental indentures that specify the terms of a particular series of senior debt securities.

The senior indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to the trustee under the senior indenture.

The following summaries of material provisions of the senior debt securities and the senior indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of senior debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the senior debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the senior debt securities.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of senior debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of senior debt securities in global form, and, if so, the terms and who the depository will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any senior debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the senior debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of senior debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of senior debt securities and the currency or currency unit in which the senior debt securities are payable;

•	whether the senior indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the senior debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•

whether the senior debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of senior debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of senior debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the senior debt securities, including any additional events of default or covenants provided with respect to the senior debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the senior debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our Class A common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indenture or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to any series of senior debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indenture, other than a covenant specifically relating to another series of senior debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of senior debt securities.

If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the senior indenture, if an event of default under the senior indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of the applicable series of senior debt securities, unless such holders have offered the trustee indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the senior indenture; and

•	the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the senior debt securities of any series will have the right to institute a proceeding under the senior indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request, and such holders have offered indemnity to the trustee or security reasonably satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal, premium, if any, or interest on, the senior debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the senior indenture.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of senior debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Senior Debt Securities—Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of senior debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the senior debt securities of any series as provided under “Description of Senior Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of senior debt securities, or to add to the rights of the holders of any series of senior debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of senior debt securities of any series.

In addition, under the senior indenture, the rights of holders of a series of senior debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series that is affected. However, subject to the terms of the indenture for any series of senior debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding senior debt securities affected:

•	extending the stated maturity of the series of senior debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any senior debt securities; or

•	reducing the percentage of senior debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, we can elect to be discharged from our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of senior debt securities of the series;

•	replace stolen, lost or mutilated senior debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the senior debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The senior indenture provide that we may issue senior debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the senior indenture and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the senior debt securities of any series can exchange the senior debt securities for other senior debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the senior indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the senior debt securities may present the senior debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the senior debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any senior debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the senior debt securities of each series.

If we elect to redeem the senior debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any senior debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any senior debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any senior debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any senior debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the senior indenture at the request of any holder of senior debt securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any senior debt securities on any interest payment date to the person in whose name the senior debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the senior debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to senior debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the senior debt securities of a particular series. We will maintain a paying agent in each place of payment for the senior debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any senior debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The senior indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Senior Debt Securities

The senior debt securities will rank equally in right of payment to all our other senior debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

•

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling securityholder to sell a specified number of securities at a stipulated price per security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Goodwin Procter LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Okta, Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2019, and the effectiveness of our internal control over financial reporting as of January 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

Our website address is www.okta.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.	Our Annual Report on Form 10-K for the fiscal year ended January 31, 2019, filed with the SEC on March 14, 2019;

2.	Our Current Report on Form 8-K, filed with the SEC on March 7, 2019;

3.

Our definitive Proxy Statement on Schedule 14A, filed with the SEC on May 9, 2018 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2018); and

4.

The description of our Class  A common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 27, 2017, including any amendment or report filed for the purpose of updating such description.

We are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement. The documents listed above or subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made pursuant to this prospectus is in effect prior to the filing with the SEC of our Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this prospectus from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed incorporated document modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us.

Documents incorporated by reference herein are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Okta, Inc.

100 First Street, Suite 600

San Francisco, CA 94105

Attn: General Counsel

(888) 722-7871

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

PROSPECTUS SUPPLEMENT

20,421,669 Shares of Class A Common Stock

Dated May 10, 2021